Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of this 28th day of September, 2016 by and between Penn Virginia Corporation, a Virginia corporation (the “Company”), and John A. Brooks, an individual (the “Executive”).

WHEREAS, the Executive is currently employed as the Executive Vice President and Chief Operating Officer of the Company pursuant to that certain Employment Agreement dated May 9, 2016 by and between the Company and the Executive (the “Employment Agreement”);

WHEREAS, the Term (as defined therein) of the Employment Agreement will expire on October 9, 2016 in accordance with its terms; and

WHEREAS, the Company and the Executive desire to enter into this Amendment to extend the Term of the Employment Agreement and make such other changes as are described herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1. Section 2 of the Employment Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

2. Term. The term of employment under this Agreement shall commence on the Effective Date and continue until December 31, 2016 (the “Term”).

2. Section 3 of the Employment Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

3. Position and Duties. During the Term, the Executive shall continue to serve as the Executive Vice President and Chief Operating Officer of the Company. In such capacities, the Executive shall have the same duties, responsibilities and authorities as he currently has. Additionally, during the Term, the Executive shall serve as the Principal Executive Officer of the Company at the discretion of the Board. The Executive shall devote the Executive’s reasonable best efforts and full business time to the performance of the Executive’s duties hereunder and the advancement of the business and affairs of the Company and shall be subject to, and shall comply in all material respects with, the policies of the Company and the Company Affiliates applicable to the Executive; provided that the Executive shall be entitled (i) to serve as a member of the board of directors of other companies, with the consent of the Company’s board of directors (the “Board”), (ii) to serve on civic, charitable, educational, religious, public interest or public service boards, and (iii) to manage the Executive’s personal and family investments, in each case, to the extent such activities do not materially interfere with the performance of the Executive’s duties and responsibilities hereunder.

3. Except as specifically set forth herein, the Employment Agreement and all of its terms and conditions remain in full force and effect, and the Employment Agreement is hereby ratified and confirmed in all respects, except that on or after the date of this Amendment all references in the Employment Agreement to “this Employment Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Employment Agreement as amended by this Amendment.

4. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and such counterpart together shall constitute one and the same instrument.

5. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. The Employment Agreement, as amended by this Amendment, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment as of the date first set forth above.

PENN VIRGINIA CORPORATION

By:	/s/ Steve A. Hartman
Name: Steve A. Hartman
Title: SVP and CFO

JOHN A. BROOKS

/s/ John A. Brooks

Employment Agreement Amendment Signature Page